Exhibit 3.(i)1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE WILLIAMS COMPANIES, INC.
     THE WILLIAMS COMPANIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”) does hereby certify as follows:
     1. The name of the Company is THE WILLIAMS COMPANIES, INC. The Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Delaware SOS”) on February 3, 1987 (the “Original Certificate of Incorporation”). The Original Certificate of Incorporation was amended and restated by the Restated Certificate of Incorporation filed with the Delaware SOS on April 27, 1987 (the “1987 Restated Certificate of Incorporation”). The 1987 Restated Certificate of Incorporation was amended by (a) Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock filed with the Delaware SOS on February 7, 1989, (b) Certificate of Designation of the $3.875 Convertible Exchangeable Preferred Stock filed with the Delaware SOS on May 1, 1989, (c) Certificate of Designation of the $2.21 Cumulative Preferred Stock filed with the Delaware SOS on August 31, 1992, (d) Certificate of Retirement of $3.875 Convertible Exchangeable Preferred Stock filed with the Delaware SOS on September 28, 1993, (e) Certificate of Amendment of Restated Certificate of Incorporation filed with the Delaware SOS on May 20, 1994, (f) Certificate of Designation, Preferences and Rights of the Cumulative Convertible Preferred Stock, $3.50 Series, filed with the Delaware SOS on April 21, 1995, (g) Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock filed with the Delaware SOS on February 6, 1996, (h) Certificate of Amendment of Restated Certificate of Incorporation filed with the Delaware SOS on May 16, 1997, (i) Certificate of Elimination of $2.21 Cumulative Preferred Stock filed with the Delaware SOS on October 1, 1997, (j) Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock filed with the Delaware SOS on January 6, 1998, (k) Certificate of Amendment of Restated Certificate of Incorporation, as Amended, filed with the Delaware SOS on February 26, 1998, (l) Certificate of Designation of the December 2000 Cumulative Convertible Preferred Stock filed with the Delaware SOS on December 28, 2000, (m) Certificate of Designation of the March 2001 Mandatorily Convertible Single Reset Preferred Stock filed with the Delaware SOS on March 28, 2001, (n) Certificate of Designation of the 9-7/8% Cumulative Convertible Preferred Stock filed with the Delaware SOS on March 27, 2002, (o) Certificate of Retirement of the December 2000 Cumulative Convertible Preferred Stock filed with the Delaware SOS on November 21, 2003, (p) Certificate of Retirement of the 9-7/8% Cumulative Convertible Preferred Stock filed with the Delaware SOS on December 8, 2003, (q) Certificate of Retirement of the March 2001 Mandatorily Convertible Single Reset Preferred Stock filed with the Delaware SOS on August 3, 2004, (r) Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock filed with the Delaware SOS on December 20, 2004, (s) Certificate of Correction of the Certificate of Retirement of the December 2000 Cumulative Convertible Preferred Stock filed with the Delaware SOS on August 3, 2009, (t) Certificate of Correction of the Certificate of Retirement of the 9-7/8 Cumulative Convertible Preferred Stock filed with the Delaware SOS on August 3, 2009, and (u) Restated Certificate of Incorporation of The Williams Companies, Inc. filed with the Delaware SOS on August 3, 2009.

     2. The following Amended and Restated Certificate of Incorporation was duly proposed by the Company’s Board of Directors and duly adopted pursuant to the applicable provisions of Section 228, 242, and 245 of the General Corporation Law of the State of Delaware.
     3. The following Amended and Restated Certificate of Incorporation was duly adopted by the holders of a majority of shares entitled to vote thereon pursuant to the applicable provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware
     FIRST: The name of the Company is THE WILLIAMS COMPANIES, INC.
     SECOND: The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at that address is The Corporation Trust Company.
     THIRD: The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code.
     FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 990,000,000 shares, consisting of 960,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”) and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).
I.
     1. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series, as authorized by the Board of Directors, subject to the limitations of this Article FOURTH. The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed in this Article FOURTH and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall specify:
          (a) the distinctive designation of such series and the number of shares which shall constitute such series, which may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;
          (b) the rate of dividends, if any, payable on shares of such series, the date, if any, from which such dividends shall accrue, the conditions upon which and the dates when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;
          (c) the amount or amounts which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation,

dissolution or winding up of the Company (which amounts need not be the same for each such event); and
          (d) whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH,
               (i) limit the number of shares of such series which may be issued;
               (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissue of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Company is in default as to such sinking or purchase fund the Company shall not (with such exceptions, if, any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock as to dividends or distribution of assets upon liquidation (referred to in this Article FOURTH as “junior stock”);
               (iii) grant voting rights to the holders of shares of such series, in addition to and not inconsistent with those granted by this Article FOURTH to the holders of Preferred Stock;
               (iv) impose conditions or restrictions upon the creation of indebtedness of the Company or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation;
               (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, junior stock;
               (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of another series or class of capital stock; and
               (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH.
     The term “fixed for such series” and similar terms shall mean stated and expressed in this Article FOURTH or in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.
     2. Subject to any limitations specified in the resolution or resolutions providing for the issuance thereof, the holders of the Preferred Stock of the respective series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential dividends in cash, at the rate per annum, if any, fixed for such series, payable at quarter-yearly, half-yearly, or yearly intervals, and on such dates, as may be specified in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such respective series, to stockholders of record on a date, preceding each such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends accrued on the shares of such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding; but nothing in this subdivision 2. shall prevent the authorization or issuance of one or more series of Preferred Stock bearing dividends subject to contingencies as to the existence or amount of earnings of the Company during one or more fiscal periods, or as to other events, to which dividends on other series of Preferred Stock are not subject.
     3. So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock, or otherwise, be paid or declared, or any distribution be made on any class of junior stock, nor shall any shares of junior stock be purchased, retired or otherwise acquired for a valuable consideration by the Company, unless all dividends accrued on outstanding shares of Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart. For purposes of this Article FOURTH, dividends shall not be deemed to have “accrued” for any dividend period on the shares of Preferred Stock of any series unless (a) such shares were outstanding during such period, and either (b) the resolution or resolutions of the Board of Directors providing for such series shall expressly state that dividends on shares thereof accrue whether or not earned or declared, and are cumulative, or (c) any and all contingencies to which the accrual of dividends on shares of such series shall by the terms of the resolution or resolutions of the Board of Directors providing for such series be subject shall have been satisfied; and the term “accrued and unpaid dividends” with respect to Preferred Stock of any series shall mean accrued dividends on all outstanding shares of Preferred Stock of such series, from the date or dates from which dividends accrued thereon to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.
     4. The Company at the option of the Board of Directors may redeem all or any part of the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given in the manner provided in the resolution or resolutions of the Board of Directors providing for such series, by paying therefore in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The resolution or resolutions of the Board of Directors providing for a series subject to redemption may provide that when notice of redemption of all or part of the shares of such series shall have been given, and the redemption price of such shares, together with accrued dividends to the date fixed as the redemption date (which shall be a date after the date of such notice), has been set aside by the Company, or deposited with a suitable depositary, for the pro rata benefit of the holders of the shares called for redemption, then the shares so called shall no longer be deemed outstanding, and all rights with respect to such shares, including the accrual of further dividends, other than the right to receive the redemption price of such shares, without interest, shall cease. Such resolution or resolutions may further provide, in any case where funds are deposited with a depositary other than the Company, that any funds held by such depositary in respect of shares not presented for redemption within such period as may be fixed in such resolution or resolutions, but not less than six months, after the date on which such funds were first available to holders of such shares against presentation thereof for redemption, shall be repaid to the Company, and that thereafter the holders of such shares shall look solely to the Company for the funds payable upon redemption thereof.
     5. Except as herein or by law expressly provided or except as may be provided for any series of Preferred Stock by the resolution or resolutions of the Board of Directors providing for the issuance thereof as herein permitted, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.
          (a) So long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any annual meeting, or any special meeting called for the purpose, purchase, redeem, or otherwise acquire for value any shares of the Preferred Stock or of any other stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Preferred Stock.
          (b) Any action specified in this subdivision 5. as requiring the consent of the holders of at least a specified proportion of the number of shares of Preferred Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by this Restated Certificate of Incorporation, as amended from time to time, or by law.
     6. In the event of any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, then, before any distribution or payment shall be made to the holders of any class of stock of the Company ranking junior to the Preferred Stock as to dividends or distribution of assets on liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amount fixed, with respect to liquidations, dissolution or winding up, voluntary or involuntary, as the case may be, in the resolution or resolutions of the Board of Directors providing for the issue of shares of such series, plus a sum equal to all accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the stocks of the Company ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the Company available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

     7. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise retired by the Company shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Article FOURTH and of any restriction contained in any such resolution, be reissued in the same manner as other authorized but unissued Preferred Stock.
II.
     At every meeting of the stockholders of the Company, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of such Common Stock standing in such holder’s name on the record books of the Company on a record date to be fixed by the Board of Directors. The holders of the Common Stock shall have the exclusive right to vote, except as provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, or except as expressly provided by Part I of this Article FOURTH.
     Subject to the limitations prescribed in this Article FOURTH, and any further limitations prescribed in accordance therewith, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property, or in shares of the Common Stock of the Company.
     In the event of any dissolution, liquidation or winding up of the affairs of the Company, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company, and the amounts to which the holders of the Preferred Stock shall be entitled to share ratably in the remaining net assets of the Company.
III.
     Except as may be otherwise expressly provided with respect to a particular series of Preferred Stock in the resolution or resolutions of the Board of Directors providing for such series, no holder of any shares of stock of the Company of any class or series shall be entitled as of right to subscribe to and/or purchase or acquire from the Company any stock of such class or series or any other class or series and/or any bonds, notes, debentures or other securities or obligations convertible into, or carrying warrants or rights to subscribe to, stock of the Company of any class or series; but all shares of stock, and all bonds, notes, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants or rights to subscribe to stock, may be issued, sold and disposed of from time to time by the Board of Directors to such persons, firms or corporations and for such consideration (so far as may be permitted by law) as the Board of Directors shall from time to time in its absolute discretion, determine, without offering any stock, bonds, notes, debentures or other securities or obligations to the holders of Common Stock or any series of Preferred Stock.
IV.
     Of the 30,000,000 authorized shares of Preferred Stock of the Company 4,800,000 shares shall be issued in a series designated as Series A Junior Participating Preferred Stock, $1.00 par value per share, as set forth hereinafter.

     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 4,800,000.
     Section 2. Dividends and Distributions.
               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Company since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
               (B) The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
               (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.
                    (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.
                    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.
                    (iv) In any default period the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in this Restated Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
               (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     Section 4. Certain Restrictions.
               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:
                    (i) declare or pay dividends on, make other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;
                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or
                    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
               (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
     Section 6. Liquidation, Dissolution or Winding Up.
               (A) Upon any voluntary liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.
               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (C) In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.
     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
     Section 10. Amendment. This Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

V.
     Of the 30,000,000 authorized shares of Preferred Stock of the Company, 2,500,000 shares shall be issued in a series designated as the Cumulative Convertible Preferred Stock, $3.50 Series, as set forth hereinafter.
     Section 1. Designation and Amount. The shares of such series shall be designated as “$3.50 Preferred Stock” and the number of shares constituting such series shall be 2,500,000.
     Section 2. Dividends and Distributions. Holders of shares of $3.50 Preferred Stock will be entitled to receive, when and as declared by the Board of Directors out of assets of the Company legally available for payment, an annual cash dividend of $3.50 per share, payable in quarterly installments on February 1, May 1, August 1 and November 1, commencing August 1, 1995 (each a “dividend payment date”). Dividends on the $3.50 Preferred Stock will be cumulative from the date of initial issuance of shares of $3.50 Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Company on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. When dividends are not paid in full upon the $3.50 Preferred Stock and any other Parity Preferred Stock (as defined in Section 9), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the $3.50 Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of $3.50 Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the $3.50 Preferred Stock have been paid, no dividends (other than in Common Stock of the Company) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Company ranking junior to or on a parity with the $3.50 Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the $3.50 Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of the $3.50 Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the $3.50 Preferred Stock as to dividends). Dividends payable on the $3.50 Preferred Stock for any period less than the full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     Section 3. Liquidation, Dissolution or Winding Up. The shares of $3.50 Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Company ranking junior to the $3.50 Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the $3.50 Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $50 per share (the “Liquidation Preference” of a share of $3.50 Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of $3.50 Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of $3.50 Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Company.
     Section 4. Redemption.
               (A) The shares of the $3.50 Preferred Stock will not be redeemable prior to November 1, 1999. On and after November 1, 1999, the $3.50 Preferred Stock will be redeemable, in whole at any time or from time to time in part at the option of the Company, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (the “Redemption Prices”) per share if redeemed during the twelve-month period beginning November 1 of the year indicated below; plus, in each case, all dividends accrued and unpaid on the $3.50 Preferred Stock up to the date fixed for redemption:

Redemption Price
Year	Per Share
1999	$51.40
2000	51.05
2001	50.70
2002	50.35
2003 and thereafter	50.00
               (B) In the event that the Company determines to redeem fewer than all of the outstanding shares of the $3.50 Preferred Stock, the shares to be redeemed shall be determined by lot or a substantially equivalent method.
               (C) If a notice of redemption has been given pursuant to this Section 4 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of $3.50 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and, the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Company and unclaimed at the and of two years from the redemption date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Company from time to time.
     Section 5. Voting Rights. The holders of shares of $3.50 Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:
               (A) (i) If and whenever at any time or times dividends payable on the $3.50 Preferred Stock or on any other Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of the Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two Directors of the Company, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining Directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing Directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Preferred Stock shall terminate, subject to revesting at such time as there shall occur each and every subsequent event of default of the character indicated above.
                    (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at each successive annual meeting.
                    (iii) At such time when such voting right shall have vested in the holders of the Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of the holders of record of 10 percent in number of shares of the Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of the holders of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing Directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Company, or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the

Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10 percent in number of shares of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section 5(A). Any holder of the Preferred Stock shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.
                    (iv) At any meeting held for the purpose of electing Directors at which the holders of the Preferred Stock shall have the right to elect Directors as provided herein, the presence in person or by proxy of the holders of 33-1/3 percent of the then outstanding shares of the Preferred Stock shall be required and be sufficient to constitute a quorum of the Preferred Stock for the election of Directors by the Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Preferred Stock shall not prevent the election of Directors other than those to be elected by the holders of the Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other Directors shall not prevent the election of Directors to be elected by the holders of the Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of Directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of Directors which the holders of such class are entitled to elect, from time to tine, without notice other than announcement at the meeting, until a quorum shall be present.
                    (v) The Directors elected pursuant to this Section 5(A) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Preferred Stock to elect Directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Preferred Stock shall terminate, and the number of Directors of the Company shall thereupon be such number as may be provided in the By-laws of the Company irrespective of any increase made pursuant to this Section 5(A).
                    (vi) So long as any shares of $3.50 Preferred Stock are outstanding, the By-laws of the Company shall contain provisions ensuring that the number of Directors of the Company shall at all times be such that the exercise, by the holders of shares of $3.50 Preferred Stock and the holders of other Preferred Stock, of the right to elect Directors under the circumstances provided in this Section 5(A) will not contravene any provisions of this Restated Certificate of Incorporation or By-laws.
               (B) So long as any shares of the $3.50 Preferred Stock remain outstanding, the Company will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3 percent in number of shares of the $3.50 Preferred Stock then outstanding, (i) create any class or classes of stock ranking prior to or on a parity with the $3.50 Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to or on a parity with the $3.50 Preferred Stock either as to dividends or upon liquidation, or create or authorize any obligation or security convertible into shares of stock of any class ranking prior to or on a parity with the Preferred Stock either as to dividends or upon liquidation, but may, without such consent, create or authorize obligations or securities convertible into shares of Preferred Stock, or (ii) amend, alter or repeal any of the provisions of this Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the $3.50 Preferred Stock or of the holders thereof.
     Section 6. No Consent. Except as provided in Section 5(B), no consent of the holders of the $3.50 Preferred Stock shall be required for (A) the creation of any indebtedness of any kind of the Company, (B) the creation, or increase or decrease in the amount, of any class or series of stock of the Company not ranking prior to or on a parity with to the $3.50 Preferred Stock as to dividends or upon liquidation or (C) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.
     Section 7. Amendment. Subject to the provisions of Section 4, the Board of Directors reserves the right by subsequent amendment of this Restated Certificate of Incorporation from time to time to increase or decrease the number of shares which constitute the $3.50 Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Restated Certificate of Incorporation within the limitations provided by law and this Restated Certificate of Incorporation.
     Section 8. Conversion. At the option of the holder thereof and upon surrender thereof for conversion to the Company at the office of the Transfer Agent of the Company’s Common Stock in the Borough of Manhattan, the City of New York or in the City of Tulsa, each share of $3.50 Preferred Stock will be convertible (or if such share is called or surrendered for redemption, then in respect of such share to and including, but not after, the redemption date) into fully paid and nonassessable shares of Common Stock at the initial conversion rate of 1.5625 shares of Common Stock for each share of $3.50 Preferred Stock, the conversion rate being subject to adjustment as hereinafter provided:
               (A) In case the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of $3.50 Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Common Stock which he would have been entitled to receive after the happening of such event had such share of $3.50 Preferred Stock been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of $3.50 Preferred Stock converted between such record date and the date of the happening of any such event.

               (B) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price Per Share (as defined in paragraph (D) below) of Common Stock at the record date mentioned below, the number of shares of Common Stock into which each share of $3.50 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of $3.50 Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of the shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price Per Share. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effected retroactively as to shares of $3.50 Preferred Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.
               (C) In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend or distribution made out of current or retained earnings) or rights to subscribe other than as set forth in paragraph (B) above, then in each such case the number of shares of Common Stock into which each share of $3.50 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the Current Market Price Per Share of the Common Stock on the record date fixed by the Board of Directors for such distribution, and the denominator of which shall be such Current Market Price Per Share of the Common Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets, evidences of indebtedness or subscription rights so distributed applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to shares of $3.50 Preferred Stock converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.
               (D) For the purpose of any computation under paragraphs (B) and (C) above and (F) below, the “Current Market Price Per Share” of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 15 consecutive trading days commencing 20 trading days before the day in question. The closing price for each day shall be reported on the New York Stock Exchange-Composite Transactions Tape or as reported by any successor central market system.
               (E) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest one-hundredth of a share.

               (F) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any share of $3.50 Preferred Stock. If the conversion thereof results in a fraction, an amount equal to such fraction multiplied by the Current Market Price Per Share of Common Stock (as defined in paragraph (D) above) as of the conversion date shall be paid to such holder in cash by the Company.
               (G) In case the Company shall enter into any consolidation, merger or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in each such case each share of $3.50 Preferred Stock remaining outstanding at the time of consummation of such transaction shall thereafter be convertible into the kind and amount of such stock or securities, cash and/or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of $3.50 Preferred Stock might have been converted immediately prior to consummation of such transaction, assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount as receivable per share by a plurality of the non-electing shares).
               (H) In the event of any Change in Control (as hereinafter defined) of the Company, each holder of $3.50 Preferred Stock shall have the right, at the holder’s option, to require the Company to redeem all or any number of such holder’s shares of $3.50 Preferred Stock during the period (the “Exercise Period”) beginning on the 30th day and ending on the 90th day after the date of such Change in Control at the Redemption Price, plus accrued and unpaid dividends to the date fixed for redemption; provided, however, that such redemption right shall not be applicable in the case of any Change in Control of the Company which shall have been duly approved by the Continuing Directors (as hereinafter defined) during the period (the “Approval Period”) prior to or within 21 days after the date on which such Change in Control shall have occurred. As used herein, (i) “Acquiring Person” means any Person who is or becomes the Beneficial Owner, directly or indirectly, of 10% or more of the outstanding Common Stock, (ii) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 adopted pursuant to the Securities Exchange Act of 1934, as amended, (iii) a “Change in Control” of the Company shall be deemed to have occurred at such time as (x) any Person is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding Common Stock or (y) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors, (iv) “Continuing Director” means any member of the Board of Directors who is not affiliated with an Acquiring Person and who was a member of the Board of Directors immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors, and (v) “Person” means any individual, corporation, partnership, limited partnership, association, joint-stock company, trust, unincorporated organization, syndicate or group (as such terms are used in

Section 13d-3 adopted pursuant to the Securities Exchange Act of l934, as amended) or government or political subdivision thereof.
               On or before the seventh day after the termination of the Approval Period, the Company shall mail to all holders of record of the $3.50 Preferred Stock as of the last day of the Approval Period, at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change in Control, (ii) whether or not the Continuing Directors have approved the Change in Control, and (iii) if the Continuing Directors have not approved the Change in Control, the respective dates on which the Exercise Period commences and ends, the redemption price per share of the $3.50 Preferred Stock applicable hereunder and the procedure which the holder must follow to exercise the redemption right provided above. The Company shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, New York. To exercise such redemption right, a holder of the $3.50 Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder’s exercise of such redemption right, and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the $3.50 Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the seventh day after the close of the Exercise Period, the Company shall accept for payment all shares of $3.50 Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of $3.50 Preferred Stock.
     Section 9. Ranking.
               (A) For the purposes of this Restated Certificate of Incorporation, any stock of any class or classes of the Company shall be deemed to rank:
                    (i) prior to shares of the $3.50 Preferred Stock, either as to dividends or upon liquidation, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the $3.50 Preferred Stock;
                    (ii) on a parity with shares of the $3.50 Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $3.50 Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of $3.50 Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of $3.50 Preferred Stock, either as to dividends or upon liquidation as the context may require); and

                    (iii) junior to shares of the $3.50 Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the $3.50 Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.
               (B) The $3.50 Preferred Stock shall rank prior to the Series A Junior Participating Preferred Stock and all other shares of capital stock of the Company outstanding at the time of issuance of the $3.50 Preferred Stock.
     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of the Board of Directors and stockholders.
               A. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.
               B. The Board of Directors shall consist of not fewer than five nor more than seventeen Directors. The exact number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. Commencing with the 2011 annual meeting of the stockholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting. However, directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders; directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders and directors elected at the 2010 annual meeting of stockholders shall hold office until the 2013 annual meeting of stockholders. In all cases, directors shall hold office until their respective successors are elected by the stockholders and have qualified.
               C. The stockholders shall not have the right to remove any one or all of the Directors except for cause and by the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in the election of Directors, considered for purposes of this Article FIFTH as one class. The first sentence of this Paragraph C, shall be of no force and effect after the annual meeting of stockholder in 2013. Any vacancy on the Board of Directors that results from a newly created Directorship may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of the predecessor.
               D. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article FOURTH). Election of Directors need not be by written ballot unless the By-laws so provide.
               E. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and paper of the Company or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Company, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.
               F. To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of such Director’s fiduciary duty as Director.
               G. In addition to the powers and authority herein before or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the Directors which would have been valid if such By-laws had not been adopted.
               H. Any action, except election of Directors, which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, provided, that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.
               I. Subject to the terms of any series of Preferred Stock or any other securities of the Company, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Company.
               J. No amendment to the Restated Certificate of Incorporation of the Company shall amend, alter, change, or repeal any provision of this Article FIFTH unless the amendment affecting such amendment, alteration, change, or repeal shall have received the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in the election of Directors, considered for purposes of this Article FIFTH as one class.
     SIXTH: A. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ power to manage the business and affairs of the Company; and no By-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.
               B. The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-laws of the Company. The Board of Directors may amend the By-laws of the Company upon the affirmative vote of the number of Directors which shall constitute, under the terms of the By-laws, the action of the Board of Directors.
     SEVENTH: Except as set forth below, the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company, generally entitled to vote in elections of Directors, considered for the purposes of this Article SEVENTH as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Company with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets (except assets having an aggregate fair market value of less than $6,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than five percent of the voting power of all shares of outstanding stock of the Company entitled to vote in elections of Directors considered for the purposes of this Article SEVENTH as one class. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Company otherwise required by law or any agreement between the Company and any national securities exchange.
     For the purpose, but only for the purpose, of determining whether a person, corporation, or other entity is “the beneficial owner, directly or indirectly, of more than five percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in elections of Directors,” (x) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Company (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, and whether for or without the payment of any consideration therefor, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Company, or which is its “affiliate” or “associate” (as defined below), and (y) the outstanding shares of any class of stock of the Company shall include shares deemed owned through application of clause (i), as if all such acquisitions had been effected, and clause (ii) above.
     The Board of Directors shall have the power and duty to determine for the purposes of this Article SEVENTH on the basis of information known to the Company, whether (i) such other corporation, person or other entity beneficially owns more than five percent of the voting power of all shares of outstanding stock of the Company entitled to vote in elections of Directors, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined below) of another, (iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $6,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article SEVENTH.
     The provisions of this Article SEVENTH shall not be applicable to (i) any merger or consolidation of the Company with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets of, any corporation if the Board of Directors of the Company shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction, prior to the time that such other corporation shall have become a holder of more than five percent of the voting power of all shares of outstanding stock of the Company entitled to vote in elections of Directors; or (ii) any merger or consolidation of the Company with, or any sale or lease to the Company or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of Directors is owned of record or beneficially by the Company and/or its subsidiaries.
     For purposes of this Article SEVENTH the following terms shall have the following meanings:
     AFFILIATE. An “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
     ASSOCIATE. The term “associate” used to indicate a relationship with any person, means (l) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of any corporation or organization, or any parent or subsidiary of any corporation or organization, of which such person is an affiliate or associate.
     No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article SEVENTH, unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in elections of Directors, considered for the purpose of this Article SEVENTH as one class.
     EIGHTH: When considering a merger, consolidation, business corporation or similar transaction, the Board of Directors, committees of the Board, individual Directors and individual officers may, in considering the best interests of the Company and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Company, and upon communities and states and other political entities in which offices, plants or other facilities of the Company or any of its subsidiaries are located.

     NINTH: Subject to the provisions of this Restated Certificate of Incorporation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this Restated Certificate of Incorporation to be signed by James J. Bender, its Senior Vice President and General Counsel, and attested by La Fleur Browne, its Secretary, this 25th day of May, 2010.

THE WILLIAMS COMPANIES, INC.
By:	James J. Bender
James J. Bender
Senior Vice President and General Counsel

ATTEST:

By:	La Fleur Browne
La Fleur Browne
Secretary